EXHIBIT 4 (a)

STATEMENT OF REGISTRATION RIGHTS

             This Statement of Registration Rights is made this 27th day of April, 2001 by HyperFeed Technologies, Inc. (the “Company”) in favor of MarketScreen.com, Inc.  This statement of registration rights subject to the restrictions on transfer contained in that certain Asset Purchase Agreement of even date herewith between the Company and MarketScreen.com, Inc. (the “Asset Purchase Agreement”) which Asset Purchase Agreement is incorporated herein by reference.

             1.          DEFINITIONS.  For purposes of this Statement of Registration Rights:

                           (a)         The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document;

                           (b)        The term “Registrable Securities” means the shares of the Company’s common stock to be issued by the Company pursuant to the Asset Purchase Agreement; provided, however, no such shares shall constitute Registrable Securities until the restrictions on transfer contained in the Asset Purchase Agreement have expired and such shares have been released from escrow and delivered to Marketscreen.com, Inc.; and

                           (c)         The term “Holder” means the original holder of the Registrable Securities.

                           (d)        All other capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Asset Purchase Agreement.

             2.          COMPANY REGISTRATION.  If (but without any obligation to do so) the Company proposes at any time before the third anniversary of the Closing Date (as defined in the Agreement) to register (including for this purpose a registration effected by the Company for stockholders other than Holder) any of its stock or other securities under the Act in connection with the public offering for its own account of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Holder written notice of such registration.  Upon the written request of Holder given within twenty days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8 hereof cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

             3.          DEMAND REGISTRATION.  In case the Company shall, at any time after the first anniversary of the Closing (as defined in the Asset Purchase Agreement), receive from Holders holding 40% or more of the outstanding Registrable Securities a written request (to be exercised only once) that the Company effect a registration and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will promptly notify each other Holder (if any) of such request and will:

                           (a)         as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of a Holder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder of registration rights joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3:  (1) if the Company has effected a registration of Registrable Securities its securities within the preceding 12 months; (2) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 60 days after receipt of the request of Holder under this Section 3; or (3) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and,

                           (b)        subject to the foregoing, file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of Holder, and in any event within 30 days of receipt of such request.

             4.          OBLIGATION OF THE COMPANY.  Subject to the terms of the Asset Purchase Agreement, in the event that the Company is to effect the registration of any Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall promptly:

                           (a)         Prepare and file with the SEC a registration statement on Form S-3 or a similar short form registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, or such shorter period as is required to dispose of all securities covered by such registration statement.

                           (b)        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (c)         Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

                           (d)        Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to agree to any restrictions as to the conduct of its business in the ordinary course thereof.

                           (e)         In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Holder shall also enter into and perform its obligations under such underwriting agreement.

                           (f)         Notify Holder at any time when a prospectus relating to Registrable Securities of Holder covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                           (g)        Furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

             5.          AVAILABILITY OF RULE 144.  Notwithstanding anything in the Asset Purchase Agreement or this Statement of Registration Rights to the contrary, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to Section 2 or 3, if application of Rule 144 would allow Holder requesting a registration under Section 2 or 3 to dispose of the Registrable Securities for which a registration is demanded within a single 90-day period.

             6.          FURNISH INFORMATION.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to the Asset Purchase Agreement that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

             7.          EXPENSES.  The Company shall bear and pay all expenses (other than underwriting discounts and commissions) incurred in connection with any registration, filing or qualification of Registrable Securities, including (without limitation) all registration, filing, and qualification fees, legal, printers and accounting fees relating thereto, and the cost of any reasonable fees or disbursements of counsel for Holder.

             8.          UNDERWRITING REQUIREMENTS.  In connection with any registrations in which Registrable Securities have a right to be included pursuant to Section 2 hereof and which involves an underwriting of securities being issued by the Company, the Company shall not be required, under Section 2 hereof, to include any of Holder’s securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering, the securities so included to be apportioned pro rata among the selling Holder and other shareholders holding contractual registration rights according to the total amount of securities entitled to be included herein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by Holder and each other selling stockholder.

             9.          INDEMNIFICATION.  In the event any Registrable Securities are included n a registration statement filed by the Company:

                           (a)         The Company will indemnify and holder harmless Holder, its officers, directors, and agents, any underwriter (as defined in the Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) asserted by a third party to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse Holder, any of its officers or directors, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                           (b)        Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company with the meaning of the Act, any underwriter and any other shareholder selling securities in such registration statement or any of its directors or officers or any person who controls such shareholder, against any losses, claims, damages, or liabilities (joint or several) asserted by a third party to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such shareholder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other shareholder, officer, director, or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the obligations of Holder hereunder shall be limited to an amount equal to the net proceeds (equal to the offering price less the exercise price, expenses and underwriting commissions and discounts) to such Holder of Registrable Securities sold as contemplated herein.  Notwithstanding the foregoing, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld.

                           (c)         Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying part under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to  retain its own counsel, with the fees and expenses to be paid by the  indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to  defend such action, shall relieve such indemnifying party of any liability to  the indemnified party under this Section 9, but the omission so to deliver  written notice to the indemnifying party will not relieve it of any liability  that it may have to any indemnified party otherwise than under this Section 9.

             10.        REPORTS UNDER THE 1934 ACT.  With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration the Company will endeavor to:

                           (a)         make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                           (b)        take such action as is necessary to enable Holder to utilize an abbreviated registration statement for the sale of its Registrable Securities;

                           (c)         file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                           (d)        furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

             11.        ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the Company to register Registrable Securities pursuant to the Asset Purchase Agreement may be assigned by Holder to a permitted transferee or assignee of all of the Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.  Marketscreen.com, Inc. is hereby authorized to make the transfers to the Permitted Transferees referenced in the Asset Purchase Agreement subject to the terms and conditions of the Asset Purchase Agreement.

[SIGNATURE PAGE TO FOLLOW]

             IN WITNESS WHEREOF, the Company has caused this Statement of Registration Rights to be executed as of the day and year first set forth above.

HyperFeed Technologies, Inc., a Delaware corporation

		By:	/s/ John E. Juska

		Name:	John E. Juska

		Its:	SVP & CFO

Agreed to and accepted as of the day and year first set forth above.

MarketScreen.com, Inc., a Delaware corporation

By:	/s/ Neil Waldo

Name:	Neil Waldo

Its:	CEO